PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST



                           Certificate of Amendment of

                              Declaration of Trust







         The undersigned, being the duly elected and acting Assistant Secretary of PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST, a trust with transferable shares under Massachusetts law (the "Trust"), established under a Declaration of

Trust dated September 22, 1981, as amended and restated September 6, 1988, (as so amended, the "DECLARATION"), DO HEREBY CERTIFY that the Trustees of the

Trust, acting pursuant to Section 9.3 of the Declaration, by vote duly adopted at a meeting of the Trustees, duly called and held, at which a quorum was present and acting, have amended Section 1.1 of the Declaration to read as follows:



         "SECTION 1.1. NAME. The name of the trust created hereby is the

Prudential Government Securities Trust."



         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the

Trust, this 1st day of March, 1991.





                                        /s/ RONALD AMBLARD

                                        ----------------------------------

                                        Name:    Ronald Amblard

                                        Title:   Assistant Secretary



(TRUST SEAL]

STATE OF NEW YORK )

                  : ss.:

COUNTY OF NEW YORK)



         Then personally appeared the above named Ronald Amblard, Assistant

Secretary, who acknowledged the foregoing instrument to his free act and deed,

this 1st day of March, 1991.



                                        Before me



                                        /s/ ANITA L. WHELAN

                                        -------------------------------

                                            Anita L. Whelan

                                            Notary Public



                                        My Commission Expires  5/31/92







(NOTARIAL SEAL]                         Anita L. Whelan

                                        NOTARY PUBLIC, State of New York

                                        No. 02WH4815288

                                        Qualified in Queens County

                                        Commission Expires May 31, 1992